SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           January 7, 2016
                            Date of Report
                   (Date of Earliest Event Reported)

                  DIGITAL DONATIONS TECHNOLOGIES, INC.
        (Exact Name of Registrant as Specified in its Charter)

                 FISHING RIDGE ACQUISITION CORPORATION
        (Former Name of Registrant as Specified in its Charter)

  Delaware                    000-55483                    47-4485832
(State or other           (Commission File Number)      (IRS Employer
jurisdiction                                         Identification No.)
of incorporation)
                    68 South Service Road, Suite 100
                        Melville, New York 11747
          (Address of principal executive offices) (zip code)

                           631-465-2163
           (Registrant's telephone number, including area code

                       215 Apolena Avenue
               Newport Beach, California 92662
            (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On January 8, 2016 Digital Donations Technologies, Inc. (formerly Fishing Ridge Acquisition Corporation) (the "Registrant" or the "Company") issued 5,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 94% of the total outstanding 5,500,000 shares of common stock as follows:

                    2,500,000 Keith Orlean
                    2,500,000 Jeffrey Marder

     With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01    Changes in Control of Registrant

   On January 7, 2016, the following events occurred which resulted in a change of control of the Registrant:

   1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

   2.   The then current officers and directors resigned.

   3.   New officer(s) and director(s) were appointed and elected.

   The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on July 28, 2015 as amended and supplemented by the information contained in this report.

   The Registrant intends, through a business combination with a private company or through other methods, to participate develop and distribute creative and innovative fund raising technology and provide payment processing solutions connecting charities and foundations with the consumer and corporate America. The Registrant anticipates developing fund raising solutions that will change the way charities and foundations reach donors. The Registrant perceives that through the process of integrating a donation request as part of a financial transaction, retailers, e-tailers, ATM owners and service providers will have the ability to create new, or enhance existing, cause marketing program.

ITEM 5.02    Departure of Directors or Principal Officers;
             Election of Directors

   On January 7, 2016 the following events occurred:

   James M. Cassidy resigned as the Registrant's president, treasurer, secretary and director.

   James McKillop resigned as the Registrant's vice president and director.

   Keith Orlean and Jeffrey Marder were named directors of the Registrant.

   Keith Orlean was named Chief Executive Officer and Treasurer of the Registrant.

   Jeffrey Marder was named President of the Registrant.

   Keith Orlean serves as a director and officer of the Registrant.
Mr. Orlean has more than 20 years experience in sales, marketing and business development in the electronic payments and financial services industry. He is the president of Digital Donations, Inc. focusing specifically on new product development and relationships with payment processors, independent sales organizations and other industry resources. Mr. Orlean was instrumental in the development of products and services such as private label rewards and loyalty programs increasing customer loyalty and reduce attrition. Mr. Orlean developed the Digital Donations platform which includes a rewards component to drive donor participation. This alternative method of collecting and delivering donations to charities and foundations allows retailers, e-commerce businesses and ATM owners to develop a cause marketing strategy by integrating fundraising technology at the point of transaction. His extensive relationships with major payment processors and software developers has been critical in the development and growth of the Digital
Donations platform.

   Jeffrey Marder serves as a director and officer of the Registrant. Mr. Marder is the chief executive officer of Digital Donations, Inc.
He developed the Digital Donations technology platform and is responsible for setting corporate strategy, driving revenue, structuring, negotiating and executing strategic agreements, while maintaining the company's key relationships with market partners and non-profits on a day to day basis. Mr. Marder was asked to contribute and sit on the committee of ARTS (Association Retail Technology Standards) a division of the National Retail Federation to assist in creating a new standard to be used at the retail point of sale, by POS distributors and software developers.
This Standard was released in November 2013 and was made available to retailers of big box stores allowing them to support charities nationwide or on a local, regional basis. Prior to joining Digital Donations, Mr. Marder spent 16 years at a global full service media and financial trading company located in New York. His positions at that firm included vice president of Business Development, where he led a team of executives responsible for nationwide new business sales and lead generation. The team concentrated on developing C-Suite relationships with fortune 500 / 1000 companies, The New Business team consummated 37mm in new business deals under his direction and leadership for several consecutive years. He also was responsible for training domestic and international sales associates and managing directors. Mr. Marder has received numerous business accolades including receiving the company's most valuable contributor award in 2004. Mr. Marder was also responsible for developing and executing a new sales strategy for the global hospitality industry that leveraged the company's trading model to supply products and services to major hotel brands, including MGM Resorts International, Marriott, Hilton, Omni and others.

                      SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                            DIGITAL DONATIONS TECHNOLOGIES, INC.


Date: January 8, 2016
                            /s/ Keith Orlean
                            Chief Executive Officer